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                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 10, 1997 relating to the consolidated financial statements of Clearview Cinema Group, Inc., which is included in Item 7 of this Form 10-KSB; April 1, 1997 relating to the combined financial statements of the Nelson Ferman Theaters at Emerson, New City, Allwood and Washington Township; April 10, 1997 relating to the combined financial statements of Magic Cinemas at Bergenfield, Tenafly and Closter;
June 4, 1997 relating to the combined financial statements of United Artists Theaters at Bronxville, Larchmont, Wayne, New City and Mamaroneck;
October 22, 1997 relating to the combined financial statements of the Nelson Ferman Theaters at Parsippany and Roxbury; and December 4, 1997 relating to the combined financial statements of the CJM Theaters at Kin-Mall, Middlebrook, Cedar Grove and Bellevue.


                                                             WISS & COMPANY, LLP



Woodbridge, New Jersey
March 19, 1998